UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Systemax Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	SYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Systemax Inc. (the “Company”) was held on June 7, 2021. At the annual meeting, the stockholders of the Company voted on four proposals, summarized below.  The vote on each proposal is set forth below.

1.     To elect eights directors for a one-year term ending at the Company’s 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of Nominee	For	Withheld	Broker Non-Votes

Richard Leeds	31,186,684	4,082,539	1,297,452
Bruce Leeds	31,185,293	4,083,930	1,297,452
Robert Leeds	31,207,183	4,062,040	1,297,452
Barry Litwin	31,483,703	3,785,520	1,297,452
Chad M. Lindbloom	33,649,002	1,620,221	1,297,452
Paul S. Pearlman	33,647,482	1,621,741	1,297,452
Lawrence Reinhold	28,926,623	6,342,600	1,297,452
Robert D. Rosenthal	28,531,171	6,607,826	1,297,452

Accordingly, each of the director nominees was re-elected to the Board of Directors.

2.     To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021:

For	36,553,399
Against	11,184
Abstain	2,092
Broker Non-Vote	0

Accordingly, the appointment of Ernst & Young LLP was ratified.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Exhibit Index

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: June 10, 2021

	By:	/s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President